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                                FIRST AMENDMENT
                                       OF
                   ACE LIMITED 1995 LONG-TERM INCENTIVE PLAN
                   -----------------------------------------



     WHEREAS, ACE Limited ("ACE") maintains the ACE Limited 1995 Long-Term Incentive Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is now considered desirable;

     NOW, THEREFORE, by virtue and in exercise of the amending power reserved to ACE under the Plan and pursuant to the authority delegated to the undersigned officer of ACE by a resolution adopted by its Board of Directors, the Plan be and is hereby amended in the following particulars, effective as of November 15, 1996; provided that for purposes of determining a Participant's Years of Service and Date of Termination, as defined in the Plan, with respect to any Awards granted under the Plan on or after the Effective Date of the Plan, the Participant's service as a Director of ACE or as an employee of ACE or a Related Company prior to November 15, 1996 will be taken into account under the terms of the Plan:

     1.   By substituting the following for subsection 1.1:

          "1.1 Purpose. The ACE Limited 1995 Long-Term Incentive Plan (the 'Plan') has been established by ACE Limited (the 'Company') to:

     (a) attract and retain Directors of the Company and employees of the Company and Related Companies;

     (b) motivate participating employees and Directors, by means of appropriate incentives, to achieve long-range goals;

     (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

     (d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock;

     and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return."
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     2.   By substituting the following for the first sentence of subsection
          1.2:

          "Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time from among the employees of the Employers and from among the Directors of the Company those persons who will be granted one or more Awards under the Plan, and thereby become 'Participants' in the Plan."

     3.  By substituting the following for subsection 2.1:

          "2.1. Definitions. The grant of an Option under this Section 2 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this
     Section 2. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee, except that, to the extent required by the Code, a Director who is not an employee of the Company or a Related Company may not be granted an Incentive Stock Option. An 'Incentive Stock Option' is an Option that is intended to satisfy the requirement applicable to an 'incentive stock option' described in section 422(b) of the Code. A 'Non-Qualified Option' is an Option that is not intended to be an 'incentive stock option' as that term is described in section 422(b) of the Code.

     4.   By substituting the following for paragraph (b) of subsection 2.4:

     "(b) No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes one Year of Service with the Company or any Related Company after the date as of which the Option is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Option."

     5.    By substituting the following for paragraph (b) of subsection 3.3:

     "(b) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights; provided, however, that except as otherwise expressly provided in the Plan, no Stock Appreciation Right may

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           be exercised by a Participant (i) prior to the date on which he completes one Year of Service with the Company or any Related Company after the date as of which the Stock Appreciation Right is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Stock Appreciation Right."

     6.  By substituting the following for subsection 6.5:

     "6.5.  Liability for Cash Payments.  Subject to the provisions of this
     Section 6, an Employer shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Employer by the Participant and the Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for the Company as a Director. Any disputes relating to liability of Employers and the Company for cash payments shall be resolved by the Committee."

     7.    By substituting the following for paragraph (b) of subsection 6.13:

     "(b) The Plan does not constitute a contract of employment, and neither the Plan nor Awards granted under the Plan, nor selection as a Participant, shall confer any right upon a Participant to be retained in the employ of an Employer or any Related Company or to be retained as a Director of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights."

     8.    By substituting the following for paragraph (a) of subsection 8.2:

     "(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select employees and Directors to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other

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           provisions of such Awards, and to cancel or suspend Awards.  In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee or Director, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant."

     9.    By substituting the following for subsection 8.4:

     "8.4 Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's employment, a Director's term of service, termination of employment, termination as a Director, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     10.   By substituting the following for paragraph (e) of Section 10:

     "(e) Date of Termination. A Participant's 'Date of Termination' shall be, with respect to an employee, the date on which his employment with all Employers and Related Companies terminates for any reason, and with respect to a Director, the date immediately following the last day on which he serves as a Director; provided that a Date of Termination shall not be deemed to occur by reason of a Participant's transfer of employment between the Company and a Related Company (including an Employer) or between two Related Companies (including Employers); further provided that a Date of Termination shall not be deemed to occur by reason of a Participant's cessation of service as a Director if immediately following such cessation of service he becomes or continues to be employed by the Company or a Related Company, nor by reason of a Participant's termination of employment with the Company or a Related Company if immediately following such termination of employment he becomes or continues to be a Director; and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's employer."

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     11.   By redesignating paragraphs (f) through (p) of Section 10 as paragraphs (g) through (q) and adding the following new paragraph
           (f):

     "(f) Director. The term 'Director' means a member of the Board, who may or may not be an employee of the Company or a Related Company."

     12. By substituting the following for subparagraph (n), redesignated as subparagraph (o), of Section 10,:

     "(o) Retirement. 'Retirement' of a Participant shall mean with respect to an employee of the Company or a Related Company, the occurrence of a Participant's Date of Termination with the consent of the Participant's employer after the Participant is eligible for early retirement or normal retirement under the ACE Limited Employee Retirement Plan (or any other retirement plan maintained by the Company or the Related Companies) and with respect to a Director, the Participant's Date of Termination with the consent of the Company after the Participant would be eligible for retirement under any retirement plan maintained by the Company or a Related Company if the Director were an employee of the Company or a Related Company; provided, however, that the Committee may impose such additional or alternative conditions or restrictions on Retirement as it determines to be appropriate."

     13.   By adding the following new paragraph (r) to the end of Section 10:

     "(r) Year of Service. The term 'Year of Service' means one continuous year of employment with the Company or a Related Company, one continuous year of service as a Director of the Company, or one continuous year of any combination of employment with the Company or a Related Company and service as a Director."

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                              *        *        *


     In witness whereof, ACE Limited has caused this amendment to be signed by its duly authorized officer as of this 15th day of November, 1996.


                                              ACE Limited


                                              By___________________________
                                                   Its_____________________

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